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                                                                     EXHIBIT 5.1

              [COOPERMAN LEVITT WINIKOFF LESTER & NEWMAN, P.C.]


                               September 5, 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

        We have been requested by Young Broadcasting Inc. (the "Company"), a Delaware corporation, to furnish our opinion in connection with the registration statement (the "Registration Statement") on Form S-3 (File No. 333-06241), with respect to the registration of up to 6,497,500 shares of the Company's Class A Common Stock (the "Common Stock"), $.001 par value, which amount includes 5,250,000 shares of Common Stock to be sold by the Company (the "Company Shares"), and 400,000 shares of Common Stock to be sold by certain of the Company's stockholders, plus up to an additional 847,500 shares of Common Stock to be sold by such stockholders to cover any over-allotments (the "Selling Stockholder Shares").

        We have made such examination as we have deemed necessary for the purpose of this opinion. Based upon such examination, it is our opinion that (i) when the Registration Statement has become effective under the Securities Act of 1933 and when the Company Shares have been issued and sold in the manner described in the Registration Statement, the Company Shares will have been validly issued and will be fully paid and non-assessable and (ii) the Selling Stockholder Shares have been validly issued and are fully paid and non-assessable.
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        We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the Federal laws of the United States of America, and the General Corporation Law of the State of Delaware.

        The opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purposes or relied upon or furnished to any other person without our prior written consent.

        We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the prospectus included in the Registration Statement.

                                                Very truly yours,

                                                COOPERMAN LEVITT WINIKOFF
                                                   LESTER & NEWMAN, P.C.


                                                By /s/ Elliot Brecher
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